UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2020

REDWOOD GREEN CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-181259	82-5051728
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

866 Navajo St., Denver, CO	80204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-416-7208

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

Redwood Green Corp. (the “Company”) has entered into an employment agreement dated February 26, 2020 (the “Employment Agreement”) with its new Chief Executive Officer, Michael Saxon (the “Executive”). In connection with the Employment Agreement, the Company paid a signing bonus of $150,000 and issued 2,000,000 Restricted Stock Units (“RSUs”) under the Company’s Stock Incentive Plan (the “Plan”). See Item 5.02(c) below.

The Employment Agreement is for a two-year term and is automatically renewed for an additional year on each anniversary of the Employment Agreement. The Employment Agreement provides for initial base cash compensation (“Base Salary”) of $360,000 per year, increasing ten percent each year during the term of the agreement. In addition to the Base Salary, the Executive shall be eligible to receive a targeted annual incentive bonus each calendar year based upon achievement of performance goals of the Executive and corporate achievements of the Company, as determined in the sole discretion of the Compensation Committee of the Company (the “Compensation Committee”), upon consultation with a compensation consultant. The performance goals will establish threshold, target and maximum performance levels ranging from 0% to 100% of Base Salary. An annual incentive bonus that is earned shall be payable to the Executive within no more than thirty (30) days following the Employer’s determination of the performance goals for the annual period in question (but in no event later than March 15 of the year after such annual period), and shall be accompanied by a certification of the Company’s Chief Financial Officer describing the determination of the amount of the annual incentive bonus. The annual incentive bonus shall be payable to the Executive in cash to the extent of a maximum of 100% of Executive’s Base Salary. Subject to the Compensation Committee’s determination of the achievement of the performance goals, the annual incentive bonus for a calendar year shall be earned if the Executive’s employment or service continues until December 31 of that year.

In addition to his Base Salary and targeted annual incentive bonus opportunity, the Executive shall each calendar year also be eligible to receive an annual RSU based upon achievement of performance goals of the Executive and corporate achievements of the Company, as determined in the sole discretion of the Compensation Committee (upon consultation with a compensation consultant). The performance goals, which may or may not be the same as the performance goals established in connection with cash incentive bonus, will establish threshold and maximum performance levels ranging from 0 to 250% of Base Salary, and will be settled upon the issuance of additional RSU’s to the Executive. The number of RSUs granted on each award date shall equal the number of shares of common stock of the Company that have a Fair Market Value (as defined in the Plan) on the date of grant equal to that percentage of Base Salary resulting from the Committee’s determination of the annual performance goals. The RSUs shall be subject to the terms of a Restricted Stock Unit Agreement granted under and subject to the Plan, provided, however, in all events shall vest on the second annual anniversary of the award date, as long as Executive remains continuously employed by the Company during such two (2) year period, and provided further, that any unvested RSU’s that arise due to a separation of Executive’s employment with the Company prior to the expiration of such two (2) year term, shall vest upon the Executive’s death, the termination of the Executive’s employment on account of Disability, termination by the Employer other than For Cause, or termination by the Executive for Good Reason, or upon a Change of Control, to the extent and as set forth in in the Employment Agreement. Subject to the Compensation Committee’s determination of the achievement of the performance goals, the annual incentive bonus for a calendar year shall be earned if the Executive’s employment or service continues until December 31 of that year.

The foregoing description of the Employment Agreement is qualified by reference to the text of the Employment Agreement, filed as Exhibit 10.1 to this Current Report.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of Director

Effective as of February 25, 2020, John Knapp resigned as a director of the Company. Mr. Knapp’s resignation was not a result of any disagreements with the Company.

(b) Resignation of Officer

The Company has accepted Christopher Hansen’s resignation from his position as Chief Executive Officer of the Company, effective February 26, 2020. Mr. Hansen’s resignation was not a result of any disagreements with the Company. Mr. Hansen will remain a member of its Board of Directors until the earlier of (x) the completion of a new business plan for the Company and (y) the next annual meeting of shareholders, anticipated to be held in May 2020, and will continue as a consultant to the Company through December 31, 2020, receiving $250,000 in cash and shares of the Company’s common stock with a value of $150,000.

(c)(d) Election of Officer and Director

Effective as of February 26, 2020, the Board appointed Michael Saxon (age 46), to the roles of Chief Executive Officer of the Company and a member of the Board. Mr. Saxon will perform the services and duties that are normally and customarily associated with the Chief Executive Officer position, as well as other duties as the Board reasonably determines.

CEO Michael Saxon is an accomplished consumer products executive with over 25 years of experience growing F100 businesses in the USA, Europe and Asia, having led business units with full P&L responsibility from $100 million to $3 billion while operating in different regulatory systems and successfully influencing government policy. Mr. Saxon’s career reflects a demonstrated history of setting record income and market share results in a wide range of market conditions and succeeding in various go-to-market models, including wholesale, distributor and DSD. He brings a strong innovative mindset from his experience creating new products and brands and having been the catalyst for successful large- scale transformation initiatives to drive organic growth and executing M&A transactions to enter new markets.

Mr. Saxon served in various positions for over 20 years with Altria Group and Philip Morris International (PMI). Most recently, in 2017 Mr. Saxon founded and served as CEO of SXN Strategy Partners in Richmond, VA, which advises boards and the C-suite on long-term strategies. Clients include private equity and venture capital firms, institutional investors, start-ups, middle market companies and non-profits.

From 2015 top 2016 Mr. Saxon served as Managing Director with Philip Morris USA, in a General Manager role leading advertising and brand management for a portfolio of four brands. From 2012 to 2015 Mr. Saxon was Managing Director of Altria Ventures, a corporate venture fund. From 2009 to 2012 Mr. Saxon was PMI General Manager for Norway and Denmark.

There are no arrangements or understandings between Mr. Saxon and any other persons pursuant to which he was appointed as Chief Executive Officer of the Company and as a member of the Board. There are also no family relationships between Mr. Saxon and any director or executive officer of the Company, and except as set forth above he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated February 26, 2020 between the Company and Michael Saxon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redwood Green Corp.

/s/ Blair Mullin
Blair Mullin
CFO, Principal Accounting Officer

Date: February 27, 2020

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